The distinct cytotoxic mechanism of dianhydrogalactitol (VAL-083) overcomes chemoresistance and provides new opportunities for combination therapy in the treatment of glioblastoma

Beibei Zhai[1,2], Anna Golebiewska[3], Guangan He[4], Anne Steino[5], Jeff Bacha[5], Dennis Brown[5], Simone Niclou[3], Zahid Siddik[4], Mads Daugaard[1,2]

[1]Vancouver Prostate Centre, Vancouver, BC, Canada; [2]Department of Urologic Sciences, University of British Columbia, Vancouver, Canada; [3]NorLux Neuro-Oncology Laboratory, Department of Oncology, Luxembourg Institute of Health (L.I.H), Luxembourg, Luxembourg; [4]The University of Texas MD Anderson Cancer Center, Houston, TX ; [5]DelMar Pharmaceuticals, Inc., Vancouver, BC and Menlo Park, CA

ABSTRACT #5264

Treatment of glioblastoma (GBM) includes surgery and chemoradiation with temozolomide. Due to chemoresistance, nearly all tumors recur and 5-year survival is less than 3%. Various treatments, including anti-angiogenic treatment with bevacizumab, nitrosoureas and topoisomerase inhibitors, have failed to improve overall survival in recurrent GBM (rGBM). GBM tumors expressing O^6-methylguanine-DNA-methyltransferase (MGMT) are resistant to temozolomide and nitrosourea, and deficient DNA mismatch repair (MMR) confers secondary resistance to temozolomide. Our recent phase I/II trial in rGBM patients previously treated with temozolomide and bevacizumab, suggested that VAL-083 may offer a clinically meaningful survival benefit for rGBM patients. VAL-083 is a first-in-class bi-functional DNA-targeting agent that ***readily crosses the blood-brain barrier*** and accumulates in brain tumor tissue. The mechanism of action of VAL-083 differs from other alkylating agents ***and overcomes both MGMT- and MMR-related resistance to temozolomide***, *in vitro*. VAL-083 rapidly induces interstrand cross-links at N7-guanine, causing DNA double-strand breaks and persistent activation of the homologous recombination (HR) DNA repair pathway. Furthermore, VAL-083 potency is increased in HR-deficient cancer cells, suggesting increased cytotoxicity in HR-impaired tumors. Hypoxic GBM cells downregulate HR activity, thus proposing increased VAL-083 potency in hypoxic tumors. We demonstrated that VAL-083 induces irreversible S/G2-phase cell cycle arrest, thus proposing synergy with S-phase specific chemotherapeutics, including topoisomerase and PARP inhibitors. Our results support the potential of VAL-083 to i) overcome resistance to temozolomide, and ii) display synergy as part of combinatory therapies with topoisomerase or PARP inhibitors.

BACKGROUND

VAL-083 OVERCOMES MGMT-MEDIATED CHEMORESISTANCE

VAL-083 is a novel bi-functional DNA targeting agent that rapidly induces interstrand cross-links at N7-guanine, leading to DNA double-strand breaks (DSBs) and ultimately cell death. The N7-targeting mechanism differs from TMZ and nitrosoureas, enabling VAL-083 to overcome MGMT-mediated chemoresistance.

Mechanism of temozolomide via crosslinks at N7 of guanine


2 guanine bases on DNA
VAL-083
VAL-083 – interstrand crosslink (ICL)

Mechanism of temozolomide via alkylation at O6 of guanine


Temozolomide converts to active state (MTIC) at physiological pH
guanine base on DNA
Alkylation of O6 guanine

FIGURE 1. *The N7-targeting mechanism of action of VAL-083 differs from those of O6-alkylating agents like temozolomide and nitrosoureas.*

VAL-083 IS A DNA-TARGETING AGENT WITH A UNIQUE MECHANISM

VAL-083 is a bifunctional DNA-targeting agent, with a mechanism of action that differs from other DNA-targeting agents.[1] VAL-083 rapidly introduces DNA interstrand crosslinks (ICLs) at the N^7-position of guanine leading to persistent DNA DSBs, S/G2 phase cell cycle arrest and activation of the homologous recombination (HR) repair pathway. The DNA DSBs ad HR activation persists for 24-72h after VAL-083 pulse treatment, ultimately ***leading to cell death through two parallel pathways: p53-dependent and p53-independent*** (Figure 2).[2]



FIGURE 2. *Mechanisms of action of VAL-083 induced chemotherapeutic cytotoxicity. Apoptosis can be induced through either p53 dependent or p53 independent pathways. Red color signifies VAL-083-induced activation.*[1,2]

This distinct mechanism of action of VAL-083 suggests that VAL-083 may offer a treatment alternative against GBM tumors with MMR-, or MGMT-mediated resistance to chemotherapeutic agents, including temozolomide and nitrosoureas.

VAL-083 MEDIATES DNA DOUBLE STRAND BREAKS, S/G2 PHASE CELL CYCLE ARREST AND ACTIVATES THE HOMOLOGOUS RECOMBINATION (HR) DNA REPAIR SYSTEM

VAL-083 pulse treatment led to increased Rad51, BRCA1, RPA32 and γH2A.X foci formation in A549 lung cancer cells (Figure 3) and increased γH2A.X and ATM activation and S/G2 cell cycle arrest U251 GBM cancer cells for up to 72 hours (Figure 4), suggesting ***VAL-083-mediated DNA double strand breaks and persistent activation of the HR DNA damage repair system***


Control:
VAL-083 51.4 µM 1h + WO 24h:
γH2AX
Rad51
DAPI
γH2AX/Rad51

FIGURE 3. Serum-starved A549 lung cancer cells were treated with 51.4 µM VAL-083 for 1h, followed by washout for 24h. Cells were pre-extracted in CSK buffer for 5 min at 4°C, fixed in 4 % paraformaldehyde, washed in PBS and stained with corresponding antibodies.

A549 cells	γH2A.X +	BRCA1 +	Double positive
Control	21.59 %	10.23 %	10.23 %
VAL 1h + WO 24h	81.72 %	72.04 %	67.74 %

A549 cells	γH2A.X +	Rad51 +	Double positive
Control	23.73 %	1.69 %	0
VAL 1h + WO 24h	87.18 %	74.36 %	67.95 %

A549 cells	γH2A.X +	RPA32 +	Double positive
Control	16.26 %	1.63 %	0.81 %
VAL 1h + WO 24h	87.06 %	83.53 %	80 %

VAL-083 TREATMENT MEDIATES PERSISTENT DSBs, HR ACTIVATION AND S/G2 PHASE CELL CYCLE ARREST


U251
DNA repair
DNA damage
Cell cycle
CTR
1h
1h + 24h
1h + 48h
1h + 72h
ATMP high
H2AXP high
S/G2/M
ATMP PE
H2AXP AF647
DAPI V1

FIGURE 4. VAL-083 pulse treatment led to phosphorylation of DNA DSB marker H2AX, HR component ATM and mediates cell cycle arrest at S/G2 phase in U251 GBM cells (50 µM VAL-083 pulse treatment for 1 hr)

VAL-083 DISPLAYS SYNERGY WITH TOPOISOMERASE INHIBITORS

As VAL-083 induce cell cycle arrest in S/G2-phase, we predicted synergy with agents that require cancer cells to be in S/G2-phase for maximum effect, including topoisomerase inhibitors. As expected, **VAL-083 demonstrated synergy with etoposide** *(TOP-2 inhibitor)* **and camptothecin** *(TOP-1 inhibitor)* (Table 1).

TABLE 1. *VAL-083 demonstrates synergy with etoposide (TOP2 inhibitor) and camptothecin (TOP1 inhibitor) in PC3 prostate and A549 NSCLC cancer cells. CI values for the cytotoxic effect (Fa). CI<1 shows synergy. N=4-5.*

Cell line	Etoposide (topoisomerase II inhibitor)		Camptothecin (topoisomerase I inhibitor)	
	Cytotoxic effect (Fa)	Combination index (CI)	Cytotoxic effect (Fa)	Combination index (CI)
PC3	ED50	0.58	ED75	0.68
	ED75	0.48	ED90	0.59
	ED90	0.42	ED95	0.54
A549	ED50	0.72	ED85	0.94
	ED75	0.88	ED90	0.87
	ED80	0.94	ED95	0.77

Molar ratios: VAL-083:etoposide 5:1 in PC3 and 5:1 in A549; VAL-083:camptothecin 250:1 in PC3 and 212:1 in A549

VAL-083 CYTOTOXICITY IS INCREASED IN HR-IMPAIRED CANCER CELLS AND DISPLAYS SUPERADDITIVITY WITH PARP INHIBITORS (PARPi)

VAL-083 cytotoxicity against ovarian cancer A2780 cells was increased (IC50 decreased) when BRCA1 was impaired (HR impaired) (Figure 5A). This suggests ***increased activity in ovarian cancer with dysfunctional BRCA1*** and further suggests the potential for synergy with PARPi. ***VAL-083 in combination with PARPi olaparib, talazoparib or veliparib was superadditive*** in BRCA1-proficient ovarian cancer cells (Figure 5).
Studies of VAL-083 in combination with PARPis in BRCA1-deficient ovarian cancer cells are ongoing.


A
B
C
D
BRCA1+/+
BRCA-/-
IC50(uM)
Val-083
Fractional response

FIGURE 5. VAL-083 cytotoxicity against BRCA1-proficient (BRCA1+/+) and -deficient (BRCA1-/-) ovarian cancer cells A2780 (A). VAL-083 cytotoxicity in combination with PARPi talazoparib (B), olaparib (C) or veliparib (D) in BRCA1-proficient ovarian cancer cells A2780 .


IR
Temozolomide BCNU/CCNU
Temozolomide
Cisplatin
VAL-083
Single strand breaks
O6-alkylation
Base mismatch
Intrastrand crosslink
Interstrand crosslink
Double strand breaks
Base Excision Repair (BER)
Direct removal by MGMT
Mismatch Repair (MMR)
Nucleotide excision Repair (NER)
Homologous Recombination (HR)
Non-Homologous End-Joining (NHEJ)
Increasing severity to cell survival

CONCLUSIONS

- VAL-083 mediates persistent DNA double strand breaks, activates the HR repair system and mediates S/G2 cell cycle arrest
- VAL-083 displays synergy with topoisomerase I and II inhibitors
- Val-083 activity is increased in HR (BRCA1) impaired ovarian cancer cells
- VAL-083 displays superadditivity with PARPis talazoparib, olaparib and veliparib

References:
1. **Zhai B, et al.** *Cancer Res: 77(13), abstract #2483 (2017)*
2. **Peng C, et al.** *Acta Pharmacol Sin: Apr;35(4):561-570 (2017)*
3. **Ramirez et al.** *Pharmaceuticals:6(12):1475-1506 (2013)*
4. **Institoris et al.** *Cancer Chemother Pharm:24(5):311-3 (1989)*
5. **Fouse et al.** *Neuro Oncol:16 (suppl 5):v83 (2014)*
6. **Steino et al.** *AACR meeting 2017, Abstr. #1429*